Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ASHLAND INC., a Kentucky corporation (the “Registrant”), does hereby constitute and appoint JAMES J. O’BRIEN, PETER J. GANZ and ISSA O. YESUFU, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in fact for each of the undersigned, with full power to act without the others to sign and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Shares of the Registrant issuable in connection with an inducement award to the newly hired Chairman and Chief Executive Officer of the Registrant, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of November, 2014.

/s/ James J. O’Brien	/s/ Barry W. Perry
James J. O’Brien, Chairman of the Board and Chief	Barry W. Perry, Director
Executive Officer (Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Mark C. Rohr
J. Kevin Willis, Senior Vice President and Chief	Mark C. Rohr, Director
Financial Officer (Principal Financial Officer)

/s/ J. William Heitman	/s/ George A. Schaefer, Jr.
J. William Heitman, Vice President and Controller	George A. Schaefer, Jr., Director
(Principal Accounting Officer)

/s/ Roger W. Hale	/s/ Stephen F. Kirk
Roger W. Hale, Director	Stephen F. Kirk, Director

/s/ Janice J. Teal	/s/ John F. Turner
Janice J. Teal, Director	John F. Turner, Director

/s/ Vada O. Manager	/s/ Michael J. Ward
Vada O. Manager, Director	Michael J. Ward, Director

/s/ Brendan M. Cummins
Brendan M. Cummins, Director